UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2007

Henry Bros. Electronics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	005-62411	22-3690168
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

17-01 Pollitt Drive	07410
Fair Lawn, New Jersey
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 794-6500

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.   Entry into a Material Definitive Agreement

     Pursuant to an Agreement and Release between Henry Bros. Electronics, Inc. (the “Company”) and Irvin Witcosky, former President and Chief Operating Officer of the Company, which closed on March 23, 2007, Mr. Witcosky received certain severance benefits in connection with his departure from the Company.

     The agreement also contains a standstill provision that, among other things, prohibits Mr. Witcosky, either directly or indirectly, from (i) obtaining additional shares, or warrants or options to acquire shares, of the Company’s voting securities; (ii) participating in the solicitation of proxies or publicly advising or influencing security holders with respect to the voting of the Company’s voting securities; (iii) joining a “group” within the meaning of Section 13(d)(3) of the Exchange Act; (iv) seeking publicly to propose any business combination to the Company or its shareholders; (v) seeking publicly to control, change or influence the management, board of directors or policies of the Company; or (vi) announcing publicly an intention to do, or enter into any arrangement or understanding with others to do, any of the foregoing prohibited actions.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibit

99.1	Agreement and Release between Henry Bros. Electronics, Inc. and Irvin Witcosky.

--------------------------------------------------------------------------------, dated

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Henry Bros. Electronics, Inc.
(Registrant)

Date: March 29, 2007	By:	/s/ John P. Hopkins
John P. Hopkins
Chief Financial Officer

EXHIBIT INDEX

99.1	Agreement and Release between Henry Bros. Electronics, Inc. and Irvin Witcosky.